Exhibit 99.1

MISSION PRODUCE, INC. The Board of Directors recommends you vote FOR the following proposals:Mission Produce Share Issuance Proposal: a proposal to approve the issuance of Mission Produce Common Stock pursuant to the Agreement and Plan of Merger, dated as of January 14, 2026 by and among Mission Produce, Inc., Cantaloupe Merger Sub I, Inc., Cantaloupe Merger Sub II, LLC and Calavo Growers, Inc. (the "Mission Produce Share Issuance Proposal")2. Mission Produce Adjournment Proposal: a proposal to adjourn Mission Produce's special meeting of stockholders from time to time, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of Mission Produce's special meeting of stockholders to approve the Mission Produce Share Issuance Proposal or if 1. NOTE: Such other business as may properly come before the Mission Produce Special Meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Proxy Statement is available at www.proxyvote.com.8:59 Pacific

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Proxy Statement is available at www.proxyvote.com. V87535-TBD MISSION PRODUCE, INC. SPECIAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS [TBD], 2026 The undersigned stockholder of Mission Produce, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Stephen J. Barnard, John M. Pawlowski and Joanne C. Wu, as proxies with full power of substitution (the “Proxy Holders”), and hereby authorizes them to represent to vote, as designated below, all shares of common stock of the Company, par value $0.001 per share (the “Mission Produce Common Stock”), registered in the name of the undersigned at the 2026 Special Meeting of Stockholders of the Company to be held at [TBD] Pacific Time, on [TBD], [TBD], 2026 virtually by means of the internet at www.virtualshareholdermeeting.com/AVO2026SM and at any adjournments, postponements or other delays thereof and at any special meeting that may be called in lieu thereof (the “Mission Produce Special Meeting”). THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SPECIFICATION IS MADE, THE SHARES OF COMMON STOCK WILL BE VOTED WITH RESPECT TO PROPOSAL 1 AND 2 ON THE REVERSE SIDE, FOR. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE